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                            FOULSTON & SIEFKIN L.L.P.
                           700 Fourth Financial Center
                              Wichita, Kansas 67202
                                  (316)267-6371





                                December 20, 1996


IFR Systems, Inc.
10200 West York Street
Wichita, KS 67215

                 Re:  Registration Statement on Form S-3

Dear Sirs:

               We have acted as special counsel to IFR Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 and exhibits thereto (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended, of 80,000 shares of the Company's common stock, $0.01 par value (the "Shares").

               In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

                    1.  The organization of the Company; and

                    2. The legal sufficiency of all corporate proceedings of the Company taken in connection with authorizing the issuance of the Shares.

               Based upon such examination, we are of the opinion that:

                    (a) The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware;




                                   Exhibit 5.1

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IFR Systems, Inc.
December 20, 1996
Page 2

                    (b) The Company has taken all necessary and required corporate action in connection with the authorization and issuance of the Shares; and

                    (c) When the Registration Statement shall have been filed with the Securities and Exchange Commission, the Shares will, when issued pursuant to and as described in the Registration Statement, be duly authorized, validly issued, fully paid, and nonassessable.

               We hereby consent (i) to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Shares covered by the Registration Statement, and (ii) to the filing of this opinion as Exhibit
5.1 to the Registration Statement.

                                          Very truly yours,



                                          FOULSTON & SIEFKIN L.L.P.